UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2022

Aravive, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

River Oaks Tower
3730 Kirby Drive, Suite 1200
Houston, Texas 77098
(Address of principal executive offices)

(936) 355-1910
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ARAV	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.   Regulation FD Disclosure.

As previously announced, Aravive, Inc. (the “Company”) will host a Key Opinion Leader Symposium ( the “Symposium”) on May 11, 2022. At the Symposium, the Company will present updated information about its clinical trials.  A copy of  an updated investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The Company intends to use the investor presentation, in whole or in part, at the Symposium and in one or more meetings with investors and analysts.

The information in this Item 7.01 and in the  investor presentation furnished as Exhibit 99.1 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

The  investor presentation furnished as Exhibit 99. to this Current Report on Form 8-K include “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 8.01.   Other Events.

The Company’s updated investor presentation includes the following information.

●
New unpublished data from Dr. Katherine Fuh showed that biomarker high naïve ovarian cancer patients that had been shown to have a 47% response rate in the Phase 1b platinum-resistant ovarian cancer (PROC) study were poor responders to initial chemotherapy (i.e., treatment that did not contain batiraxcept).

●
Updated data as of April 30, 2022 from the ccRCC Phase 1b trial from 26 patients treated with batiraxcept in the Phase 1b portion of the trial at doses of 15 mg/kg (n=16) and 20 mg/kg (n=10), plus cabozantinib 60 mg daily in previously treated (2L+) patients with ccRCC:

o	There were no dose limiting toxicities observed at either dose;

o	14 of the 26 patients remain on study with 9 out of the 12 patients who ended treatment still in survival follow-up;

o	The best overall response rate (ORR, confirmed + unconfirmed) was 46% across both doses in the ITT population and 50% in patients dosed with 15 mg/kg (the recommended Phase 2 dose);

o	The best ORR 60% across both doses in the biomarker high population and 67% in the biomarker high population dosed at 15 mg/kg;

o
The 7-month progression-free survival (PFS) rate was 71% across both doses in the ITT population, 83% across both doses in the biomarker high population, and 91% in the 15 mg/kg biomarker high group; and

o	Eight patients (101-004, 101-005, 102-002, 104-003, 105-002, 105-004, 105-006, and 107-002) experienced resolution of one or more target lesions.

●
Updated data as of May 3, 2022 from the 21 patients dosed with 15mg/kg batiraxcept in combination with gemcitabine and nab-paclitaxel as a first-line treatment in patients with advanced or metastatic pancreatic adenocarcinoma in the Phase 1b pancreatic adenocarcinoma trial:

o	Analysis of all safety data to date demonstrates that batiraxcept has been generally well-tolerated with no unexpected safety signals;

o	The best ORR (confirmed + unconfirmed) was 29%;

o
As noted with the other programs, an observable correlation of baseline levels of serum soluble AXL (sAXL)/GAS6 to clinical activity was noted in this trial and the best ORR in that biomarker high population was 40%; and

o	Five patients (202-004, 202-005, 206-002, 213-002 and 214-001) experienced resolution of one or more target lesions with additional information on these patients:

■	206-002 and 213-002 have since progressed;

■	2 patients (213-002 and 214-001) had CA19-9 level that decreased to within normal limits during the study; and

●
An outline of a registrational ccRCC study recommended by FDA which involves an integrated P2/P3 study with interim analyses to look at futility in the biomarker low population and ORR for potential accelerated approval with PFS endpoint for full approval. This design provides an opportunity for accelerated approval and full approval in one study. The final PFS analysis will be conducted in the ITT and the biomarker high populations to increase the chance for success. The full protocol and statistical plan are in preparation for submission to FDA.

●	Updated milestones to reflect activities in 2H’23: Initiation of P2 PDAC trial, dependent on results of the P1b PDAC trial.

●
Updated milestones to reflect activities in 1H’24: Approval of PROC BLA, if trial is successful and if the Company successfully submit a BLA in 2H 2023; Initiate CTGF Clinical Studies, if IND accepted; and Safety and Preliminary Activity from P2 PDAC Trial, should the Company initiate a P2 PDAC trial.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Investor Presentation of Aravive, Inc. dated May 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2022	ARAVIVE, INC. (Registrant)

	By:	/s/ Gail McIntyre
	Name:	Gail McIntyre
	Title:	Chief Executive Officer